Amendment to
Distribution Services Agreement
This Amendment (the “Amendment”), by and among Lincoln Financial Distributors, Inc., a Connecticut corporation (“Distributor”), and Principal Securities, Inc. (“Broker Dealer”), is effective as of April 29, 2024 (the “Effective Date”).
WHEREAS, the parties hereto entered into the Distribution Services Agreement (“Agreement”), executed and effective as of April 26, 2021; and
WHEREAS, the parties desire to amend the Agreement;
NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties, intending to be legally bound, agree as follows:
1.Schedule A shall be deleted in its entirety and replaced with the amended Schedule A attached below.
2.Unless otherwise defined in this Amendment, all terms used herein shall have the meanings they were ascribed in the Agreement.
3.All other terms and conditions of the Agreement remain in effect and are hereby incorporated herein by reference.
4.This Amendment may be executed in counterparts, each of which shall be deemed to be an original.
IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed by its duly authorized representative as of the Effective Date.
Lincoln Financial Distributors, Inc.,
By: /s/ Thomas O'Neill
Name: Thomas O'Neill
Title: SVP
Date: 4/11/2024
Principal Securities, Inc.
By: /s/ Craig Spadafora
Name:    Craig Spadafora
Title: Head Advisor of PSI Products & Platform
Date: 04/08/2024

SCHEDULE A

Funds

LVIP American Century Balanced Fund
LVIP American Century Capital Appreciation Fund
LVIP American Century Disciplined Core Value Fund
LVIP American Century Inflation Protection Fund
LVIP American Century International Fund
LVIP American Century Large Company Value Fund
LVIP American Century Mid Cap Value Fund
LVIP American Century Ultra Fund
LVIP American Century Value Fund
LVIP Delaware Diversified Income Fund
LVIP Delaware High Yield Fund
LVIP Delaware Limited-Term Diversified Income Fund
LVIP Delaware REIT Fund
LVIP Delaware SMID Cap Core Fund
LVIP Delaware U.S. Growth Fund
LVIP Delaware Value Fund